                                                                   EXHIBIT 10.10

                                 SELECTICA, INC.
                         MAJOR ACCOUNT LICENSE AGREEMENT

        This Agreement, dated as of June 30, 1999 (the "Effective Date"), is made and entered into by and between SELECTICA, Inc. 2890 Zanker Road, Suite 101, San Jose, California, 95134 ("SELECTICA"), and LOANMARKET RESOURCES, LLC, 640 North LaSalle Street, Suite 590, Chicago, Illinois, 60610 ("Customer"). SELECTICA and Customer agree as follows:

SECTION 1.                             DEFINITIONS

        Whenever used in this Agreement, the following terms will have the following specified meanings:

        1.1 "DOCUMENTATION" means the documentation specified in Exhibit A attached hereto and licensed to Customer hereunder, together with any and all new releases, corrections and updates furnished by SELECTICA to Customer under this Agreement.

        1.2 "SOFTWARE" means the computer software specified in Exhibit A attached hereto, in object code form, together with any and all Upgrades furnished by SELECTICA to Customer under this Agreement.

        1.3 "UPGRADES" means all releases, updates and corrections of the Software licensed to Customer hereunder, in object code form, which are published and generally made commercially available by SELECTICA to its licensees of the Software with a change in the integer, tenths or hundredths digit of the version number (e.g., a change form version x.xx to y.xx or x.yx or x.xy). Upgrades shall not include any release, update or correction that has been customized by SELECTICA for use by any particular licensee of the Software or which is made by SELECTICA solely to adopt or reflect the trade dress of any third party.

SECTION 2.            SOFTWARE DELIVERY AND LICENSE

        2.1 DELIVERABLES. Upon execution of this Agreement, SELECTICA shall deliver to Customer one reproducible master copy of the Software licensed hereunder to Customer, in object code form, and one copy of the Documentation.

        2.2 GRANT. SELECTICA hereby grants Customer a nonexclusive, nontransferable license to:

            (a) Install and use the Software ordered by Customer hereunder for internal and service bureau processing requirements as defined in Exhibit "C" on the number of Customer's servers and/or users then authorized under this Agreement. The number of servers and/or users initially authorized hereunder is set forth in Exhibit A. Customer may increase the number of authorized servers and/or users from time to time in unit quantities and upon payment to SELECTICA of the applicable amount as set forth in Exhibit B.

               (b) Reproduce the Documentation for the Software ordered by Customer hereunder and/or incorporate all or any portion of the Documentation in training materials prepared by the Customer, in each case solely for the use of the Customer and provided that the copyright notices and other proprietary rights legends of SELECTICA are included on each copy of the Documentation and such materials.

               (c) Reproduce and make copies of the Software strictly for archival and backup purposes as required for archival and regulatory purposes.

               (d) Allow multiple lenders to participate in Customer's LPO-Online application as described in Exhibit C of this Agreement.

        2.3 RESTRICTIONS. Customer shall use the Software and Documentation only for the purposes specified in section 2.2 and in accordance with the following:

               (a) Customer shall not modify or prepare derivative works of the Software or Documentation except as expressly permitted in Section 2.2;

               (b) Customer shall not reverse engineer, disassemble or decompose the Software, except to the extent that such acts may not be prohibited under applicable law;

               (c) Customer shall not remove, obscure, or alter any notice of patent, copyright, trade secret, trademark, or other proprietary rights notices present on any Software Documentation;

               (d) Customer shall not sublicense, sell, lend, rent, lease, or otherwise transfer all or any portion of the Software or the Documentation to any third party except as may be permitted in Section 9.4 and Exhibit's B and C hereof; and

        2.4 COMPLIANCE WITH LAWS. SELECTICA and Customer shall each comply with all applicable laws, regulations, rules, orders and other requirements, now or hereafter in effect, of any applicable governmental authority, in their performance of this Agreement. Without limiting the generality of the foregoing, Customer will comply with all export laws and regulations of the United States in dealing with the Software including its export and use of the Software outside the United States.

        2.5 PROPRIETARY RIGHTS. The Software and Documentation contains valuable patent, copyright, trade secret, trademark and other proprietary rights of SELECTICA. Except for the license granted under Section 2.2, SELECTICA reserves all rights to the Software and Documentation. No title to or ownership of any Software or proprietary rights related to the Software or Documentation is transferred to Customer under this Agreement.

        2.6 PROTECTION AGAINST UNAUTHORIZED USE. Customer shall promptly notify SELECTICA of any unauthorized use of the Software or Documentation which comes to Customer's attention. In the event of any unauthorized use by any of Customer's employees, agents or representatives, Customer shall use its best efforts to terminate such unauthorized use and to retrieve any copy of the Software or Documentation in the possession or control of the person or entity engaging in such unauthorized use. SELECTICA may, at its option and expense, participate in any such proceeding and, in such an event, Customer shall provide such authority, information and assistance related to such proceeding as SELECTICA may reasonably request.

        2.7 RECORDS. Customer shall ensure that each copy it makes of all or any portion of the Software or the Documentation includes the notice of copyright or other proprietary rights legends appearing in or on the Software or the Documentation delivered to Customer by SELECTICA; shall keep accurate records of the reproduction and location of each copy; and upon request of SELECTICA no more than once per year, shall provide SELECTICA with complete access to such records and to Customer facilities, computers and the Software and Documentation for the purpose of auditing and verifying Customer's compliance with this Agreement.

SECTION 3.            SUPPORT SERVICES, TRAINING AND MAINTENANCE

        3.1 SUPPORT SERVICES AND TRAINING. Subject to payment of the applicable revenues and fees specified in Exhibit B, SELECTICA will provide Customer with the maintenance services and training set forth below during the term of this Agreement. With Customer approval which shall not be unreasonably withheld, SELECTICA reserves the right to change from time to time all or any part of the services or systems described below.

               (a) Telephone/Fax Support. SELECTICA will provide Customer with twenty-four hour telephone support, seven days per week, excluding holidays observed by SELECTICA. SELECTICA will provide holiday answering service to record inquiries from Customer and SELECTICA will use reasonable commercial efforts to respond to any such inquiries within one (1) business day of receipt. Customer will ensure that only person(s) properly trained in the operation and usage of the Software and designated by SELECTICA as a contact in accordance with paragraph 3.1(c) below will utilize such telephone support. SELECTICA will provide such telephone assistance relation to the (i) installation and operational use of the Software; (ii) identification and verification of the causes of suspected errors or malfunctions in the Software; and (iii) providing of detours for identified Software errors or malfunctions, where reasonably available to SELECTICA. Further, upon request by SELECTICA, Customer will allow SELECTICA to perform on-line diagnostics of the Software.

               (b) Internet Access. SELECTICA shall furnish Customer with access to (i) SELECTICA's homepage on which SELECTICA will from time to time publish information regarding any then existing defects and other problems related to the Software and detours then discovered, together with information about future Software enhancements and related SELECTICA products and (ii) SELECTICA's electronic mail system by which Customer may send questions to SELECTICA about software. SELECTICA will use reasonable efforts to respond to such inquiries within one (1) business day of receipt. Customer shall be responsible for procuring at its expense all hardware (including modem) and software necessary to access SELECTICA's electronic mail system and for paying all telephone and other charges incurred by Customer in connection with the use of such system.

               (c) Training Services. SELECTICA will authorize a maximum of two Customer employees to contact SELECTICA for telephone and/or fax Support. At least one contact must have completed SELECTICA's Training Course ("Training Course"), and will be designated as either the primary or backup contact.

               (d) LPO-Online Support. SELECTICA will provide support and service for the LPO-Online application during the term of this Exhibit B.

        3.2 MAINTENANCE. Provided Customer has paid SELECTICA the applicable fees specified in Exhibit B, SELECTICA will furnish to Customer within a reasonable time after publication, one (1) copy of all Upgrades.

        3.3 ESCALATION. Maintenance services will be subject to the "Call Process and Escalation Matrix" attached as "Exhibit D".

        3.4 OTHER SERVICES. SELECTICA will furnish to Customer the Software customization and/or additional maintenance services and/or training identified in Exhibit C, if any, on the terms and conditions specified therein.

SECTION 4. COMPENSATION

        4.1 LICENSE FEE. Customer will pay SELECTICA the fees as specified in Exhibit B.

        4.2 MAINTENANCE FEE. In consideration for SELECTICA's services set forth in Section 3.1 and 3.2, Customer agrees to pay SELECTICA the fees in the amount and in accordance with the terms of Exhibit B. SELECTICA reserves the right to charge Customer a reinstatement fee to resume such maintenance services if Customer has not continuously maintained such services in effect in accordance with the terms of this Section 4.2.

        4.3 PAYMENT. All fees, charges and other sums payable to SELECTICA under this Agreement will be due and payable on the dates specified in Exhibit B, or within thirty (30) days after receipt of invoice by Customer if no date is specified in Exhibit B. All monetary amounts are specified and shall be paid in the lawful currency of the United States of America. Customer shall pay all amounts due under this Agreement to SELECTICA at the address set forth herein or such other location as SELECTICA designates in writing. Any amount not paid when due will bear interest at the rate of one and one half percent (1.5%) per month or, the maximum rate permitted by law, whichever is less, determined and compounded on a daily basis from the date due until the date paid. All fees, charges and other sums payable to SELECTICA under this Agreement do not include any sales, use, excise or other applicable taxes, tariffs or duties (excluding any applicable federal and state taxes based on SELECTICA's net income), payment of which shall be the sole responsibility of Customer.

SECTION 5.     TERM AND TERMINATION

        5.1 TERM. The term of this Agreement and the license set forth in
Section 2.2 shall commence on the Effective Date and shall end upon the termination of this Agreement pursuant to Section 5.

        5.2 TERMINATION BY CUSTOMER. Customer may terminate this Agreement and the license by returning to SELECTICA all copies of the Software and the Documentation in its possession or control, or providing written notice certifying destruction of such, subject to verification of the same by SELECTICA to SELECTICA's satisfaction in its sole discretion. Such termination shall not relieve Customer of any of its outstanding financial obligations to SELECTICA.

        5.3 TERMINATION FOR CAUSE. If either party defaults in the performance of or compliance with any of its obligations under this Agreement, and such default has not been remedied or cured within thirty (30) days after receipt of written notice specifying the default or, if the nature of the default is such that more than thirty (30) days are required for the cure thereof, and the defaulting party fails to commence its effort to cure such breach or default within such thirty (30) days and to diligently prosecute the same to completion thereafter to the notifying party's satisfaction in its sole discretion, the notifying party may terminate this Agreement and the license, in addition to its other rights and remedies under law. If Customer terminates this Agreement, Customer shall return to SELECTICA all copies of the Software and the Documentation in its possession or control, or provide written notice certifying destruction of such, subject to verification of the same by SELECTICA to SELECTICA's satisfaction in its sole discretion. Such termination shall not relieve Customer of any of its outstanding financial obligations to SELECTICA. In the case of termination due to breach by SELECTICA, Customer shall receive a pro-rata refund of maintenance fees for the remaining maintenance term paid for beyond the termination date.

        5.4 POST TERMINATION. Upon termination of this Agreement, Customer shall promptly cease the use of the Software and Documentation and destroy (and in writing certify such destruction) or return to SELECTICA all copies of the Software and Documentation then in Customer's possession or control.

        5.5 SURVIVAL. Sections 2.5, 4, 5.4, 7, 8 and 9 shall survive the termination of this Agreement.


SECTION 6.            WARRANTIES AND REMEDIES

        6.1 PERFORMANCE WARRANTY AND REMEDY. SELECTICA warrants to Customer that when operated in accordance with the Documentation and other instructions provided by SELECTICA, the Software will perform in accordance with the functional specifications set forth in the Documentation for a period of one hundred and twenty (120) days after delivery of the Software to the Customer. If the Software fails to comply with the warranty set forth in this Section 6.1, SELECTICA will use reasonable commercial efforts to correct the noncompliance provided that: Customer notifies SELECTICA of the noncompliance within (120) one hundred and twenty days after delivery of the Software to the Customer, and SELECTICA is able to reproduce the noncompliance as communicated by Customer to SELECTICA. If after the expenditure of reasonable efforts, SELECTICA is unable to correct any such noncompliance, SELECTICA will refund to Customer an amount equal to the total of all license and support and maintenance paid to SELECTICA on or after the effective date reduced by one thirty-sixth (1/36) for each month past the Effective Date of this Agreement in full satisfaction of Customer's claims relating to such noncompliance upon Customer's return of said Software.

        6.2 WARRANTY LIMITATIONS. The warranties set forth in Section 6.1 apply only to the latest release of the Software made available by SELECTICA to Customer. Such warranties do not apply to any noncompliance of the software resulting from misuse, use or combination of the Software with any products, goods, services or other items furnished by anyone other than SELECTICA, any modification not made by or for SELECTICA, or any use of the Software by Customer in contradiction of the terms of this Agreement.

SECTION 7.     INTELLECTUAL PROPERTY RIGHTS INDEMNITY

        SELECTICA agrees, at its own expense, to defend or, at its opinion, to settle, any claim or action brought against Customer on the issue of infringement of any United States copyrights, trade secrets, patents, trademarks and other proprietary rights of any third party by the Software as used within the scope of this Agreement, and to pay all damages and costs, including reasonable legal fees, which may be assessed against Customer under any such claim or action. SELECTICA shall be released from the foregoing obligation unless Customer provides SELECTICA with (i) written notice within fifteen (15) days of the date Customer first becomes aware of such a claim or action, or possibility thereof; (ii) sole control and authority over the defense or settlement thereof; and (iii) proper and full information and assistance to settle and/or defend any such claim or action. Without limiting the forgoing, if a final injunction is, or SELECTICA believes, in its sole discretion, is likely to be, entered prohibiting the use of the Software by Customer as contemplated herein, SELECTICA will, at its sole option and expense, either (a) procure for Customer the right to use the infringing Software as provided herein or (b) replace the infringing Software with noninfringing, functionally equivalent products, or (c) suitably modify the infringing Software so that it is not infringing; or (d) in the event (a), (b) and (c) are not commercially reasonable, terminate the license, accept return of the infringing Software and refund to Customer an equitable portion of the license fee paid therefor. Except as specified above, SELECTICA will not be liable for any costs or expenses incurred without its prior written authorization. Notwithstanding the foregoing, SELECTICA assumes no liability for infringement claims arising from (i) combination of the Software with the other products not provided by SELECTICA, but not covering the Software alone, or (ii) any modifications to the Software unless such modification was made by SELECTICA. THE FOREGOING PROVISIONS OF THIS SECTION 7 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF SELECTICA AND THE EXCLUSIVE REMEDY OF CUSTOMER, WITH RESPECT TO ANY ACTUAL OR ALLEGED INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADE SECRET, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT BY THE SOFTWARE.

SECTION 8.     DISCLAIMER WARRANTY AND LIMITATION OF LIABILITY

        8.1 DISCLAIMER OF WARRANTIES. EXCEPT AS SET FORTH IN SECTION 6.1, SELECTICA MAKES NO WARRANTIES WHETHER EXPRESSED, IMPLIED OR STATUTORY REGARDING OR RELATING TO THE SOFTWARE OR THE DOCUMENTATION OR ANY MATERIALS OR SERVICES FURNISHED OR PROVIDED TO CUSTOMER UNDER THIS AGREEMENT. SELECTICA SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSES, AND SATISFACTORY QUALITY WITH RESPECT TO THE SOFTWARE, DOCUMENTATION AND ANY OTHER MATERIALS AND SERVICES PROVIDED BY SELECTICA HEREUNDER, AND WITH RESPECT TO THE USE OF THE FORGOING.

        8.2 LIMITATION OF LIABILITY. EXCEPT AS SET FORTH IN SECTION 7, IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST TO RECOVER, OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH OR

ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE SOFTWARE, DOCUMENTATION OR ANY MATERIALS OR SERVICES PERFORMED HEREUNDER, WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTUOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ADDITION, NEITHER PARTY WILL BE LIABLE FOR ANY DAMAGES CAUSED BY DELAY IN THE DELIVERY OR FURNISHING OF THE SOFTWARE, DOCUMENTATION, OR OTHER MATERIALS OR SERVICES. EITHER PARTY'S LIABILITY UNDER THIS AGREEMENT FOR DAMAGES WILL NOT, IN ANY EVENT, EXCEED THE AMOUNTS PAID UNDER THIS AGREEMENT FOR THE ITEMS GIVING RISE TO SUCH LIABILITY.

SECTION 9.            MISCELLANEOUS

        9.1 NONDISCLOSURE OF AGREEMENT. Neither party shall disclose the terms of this Agreement except as required by law or governmental regulation without the other party's prior written consent, except that both party's may disclose the terms of this Agreement on a confidential basis to their respective accountants, attorneys, parent organizations and financial advisors and lenders.

        9.2 REFERENCE ACCOUNT. Customer consents to SELECTICA's identification of Customer as a user of the Software and will cooperate with SELECTICA in furnishing nonconfidential information about Customer's software use for informational and promotional use by SELECTICA. No public press releases or other public forum information exchange about Customer's use of SELECTICA's Software will be implemented without prior written permission of Customer. Customer and SELECTICA agree to the issuance of a public press release announcing this Agreement.

        9.3 NOTICES. Any notice or other communication under this Agreement given by either party to the other will be deemed to be properly given if given in writing and delivered in person or facsimile, if acknowledged received by return facsimile or followed within one day by a delivered or mailed copy of such notice, or if mailed, properly addressed and stamped with the required postage, to the intended recipient at its address specified in this Agreement. Either party may from time to time change its address for notices under this Section by giving the other party notice of the change in accordance with this
Section 9.3.

        9.4 ASSIGNMENT. Each party shall not assign (directly, by operation of law or otherwise) this Agreement or any of its rights under this Agreement without the prior written consent of the other party, not to be unreasonably withheld, except that each party may assign all, but not part, of this Agreement and the Software and Documentation then in its possession or control to the successor of Customer in a merger or other similar corporate reorganization outside of the course of Customer's normal business operations or to the purchaser of substantially all of Customer's assets, provided such successor or purchaser agrees in writing to comply with the terms of this Agreement. Subject to the foregoing, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties and their respective successors and assigns.

        9.5 NONWAIVER. Any failure of either party to insist upon or enforce performance by the other party of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement will not be interpreted or construed as a waiver or relinquishment of such party's right to assert or rely upon such provision, right or remedy in that or any other instance.

        9.6 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement, and supersedes any and all prior agreements, between SELECTICA and Customer relating to the Software, Documentation, services and other items subject to this Agreement. No amendment of this Agreement will be valid unless set forth in a written instrument signed by both parties.

        9.7 GOVERNING LAW AND ARBITRATION. The rights and obligations of the parties under this Agreement shall not be governed by the 1980 UN Convention on Contracts for the International Sale of Goods, but instead shall be governed by and construed under the laws of the State of Illinois, including its Uniform Commercial Code, without reference to conflict of laws principles. Any dispute or claim arising out of or in connection with this Agreement or the performance, breach, or termination thereof, shall be finally settled by arbitration in Chicago, Illinois by three arbitrators under the rules of arbitration of (i) the International Chamber of Commerce, if Customer's address set forth herein is outside the United States, or (ii) by the American Arbitration Association if such address is in the United States. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for injunctive relief without breach of this arbitration process.

        9.8 LANGUAGE. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding to the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

        9.9 APPLICABILITY OF PROVISIONS LIMITING SELECTICA'S LIABILITY. The provisions of this Agreement under which the liability of SELECTICA is excluded or limited, shall not apply to the extent that such exclusions or limitations are declared illegal or void under any applicable laws, unless the illegality or invalidity is cured under such laws by the fact that the law of Illinois governs this Agreement.

        9.10 YEAR 2000 COMPLIANCE WARRANTY. SELECTICA represents and warrants that the Software as delivered will operate prior to, during, and after, the calendar year 2000 A.D. without error relating to date data, specifically including but not limited to any error relating to calculations, sorting, interpretation, processing or acceptance of date data which represents or references different centuries or more than one century, provided that all hardware, firmware and other software used in conjunction with the Software properly exchanges accurate and properly formatted date data with the Software. The Year 2000 Compliance Warranty set forth in this Section shall begin as of the date of this Agreement and end on the date after January 1, 2000, subsequent to which the Software has operated without a breach of the Year 2000 Compliance Warranty for a consecutive six month period (the "Year 2000 Warranty Period"). If the Software fails to comply with the warranty set forth in this Section 12, SELECTICA will use reasonable commercial efforts to correct the noncompliance, provided that Customer notifies SELECTICA of the noncompliance within the Year 2000 Warranty Period, and SELECTICA is able to reproduce the noncompliance as communicated by Customer to SELECTICA. If after the expenditure of reasonable efforts, SELECTICA is unable to correct any such noncompliance, SELECTICA may refund to Customer all or an equitable portion of the license fee paid by Customer to SELECTICA for such Software in full satisfaction of Customer's claims relating to such noncompliance upon Customer's return of said Software.

        9.11. SUCCESSORS AND ASSIGNS: This Agreement shall be bindings on each party's successors and assigns.

        9.11 FORCE MAJEURE. Neither party will be liable for, or be considered to be in breach of or default under this Agreement, other than monetary obligations, as a result of any cause or condition beyond such party's reasonable control.

        9.12 ACCEPTANCE. Neither this Agreement nor any of its EXHIBITs will become effective until accepted by SELECTICA at its offices in San Jose, California.

In Witness whereof, the parties have executed this Agreement by their duly authorized representatives.

SELECTICA, INC.
                                        ----------------------------------------
 ("SELECTICA)                           ("Customer")  Loan Market Resources, LLC

              By:   ILLEGIBLE                       By:   ILLEGIBLE
                    ---------------------                -----------------------

      Print name:   CHARLES B. PENDELL      Print name:   CARY G. RENGER
                    ---------------------                -----------------------

           Title:   VICE PRESIDENT SALES         Title:   PRESIDENT
                    ---------------------                -----------------------

            Date:   6-30-99                       Date:   6-30-99
                    ---------------------                -----------------------

         Address:   2890 Zanker Road           Address:   640 North LaSalle
                    ---------------------                -----------------------
                    Suite 101                             Suite 590
                    ---------------------                -----------------------

                   ---------------------              -------------------------

                   San Jose, CA  95134                Chicago, Illinois  60610
                   ---------------------              -------------------------

     Telephone #:  (408) 570-9700        Telephone #: (312) 337-5625
                   ---------------------              -------------------------

     Facsimile #:  (408) 570-9705        Facsimile #: (312) 337-9563
                   ---------------------              -------------------------

                                    EXHIBIT A

                    DESCRIPTION OF SOFTWARE AND DOCUMENTATION

ACE ENTERPRISE(TM)

ACE Enterprise is a leading high performance Electronic Commerce configuration server solution that enables companies to realize the full potential of customized one-to-one selling on the Internet. ACE Enterprise is a multi-threaded, multi-platform, 100% Java product and sales configuration server that simplifies the selection and configuration of complex goods and services online. Embedded within an electronic commerce application, ACE Enterprise provides an interactive, guided, consultative commerce environment. The server ensures that user selection is error-free by eliminating incorrect options, offering dynamic feedback and online guidance, helping the users to find a correct solution that meets their requirements.

Administrative and development documentation is provided electronically and in hard copy format.

SYSTEM REQUIREMENTS:

Software:

OS - Sun Solaris, HP-UX, AIX, and NT 4.0 (with service pack) Java Runtime environment (JRE) 1.1.6 from Sun Microsystems

Hardware:

Pentium II 233 MHz CPU or greater

Sun Ultra SPARC

Sun E10000 in a Clustering Environment (3Com will help with certification)

Hewlett Packard NetServer

Other hardware platforms running JRE 1.1.6

Netscape 3.0 or Internet Explorer Browser 3.0 or greater to run administration applet console

HTTP Server Support:
Java Web Server from JavaSoft

Netscape Fast Track and Enterprise servers from Netscape with JRun (Netscape WebServer 3.6.1 included in a multi-processor and multi threaded configuration (3Com to assist in certification)

Internet Information Server from Microsoft with Jrun

ACE SERVER MANAGER(TM)

ACE Server Manager allows for load balancing and remote service of any and all ACE Enterprise Servers.

Administrative and development documentation is provided electronically and in hard copy format.

SYSTEM REQUIREMENTS:

Software:

OS - Sun Solaris, HP-UX, AIX, and NT 4.0 (with service pack) Java Runtime environment (JRE) 1.1.6 from Sun Microsystems

Hardware:

Pentium II 233 MHz CPU or greater

Sun Ultra SPARC

Sun E10000 in a Clustering Environment (3Com will help with certification)

Hewlett Packard NetServer

Other hardware platforms running JRE 1.1.6

Netscape 3.0 or Internet Explorer Browser 3.0 or greater to run administration applet console

HTTP Server Support:

Java Web Server from JavaSoft

Netscape Fast Track and Enterprise servers from Netscape with JRun (Netscape WebServer 3.6.1 included in a multi-processor and multi threaded configuration (3Com to assist in certification)

Internet Information Server from Microsoft with JRun

ACE QUOTER(TM)

ACE Quoter enables companies to deploy a single quoting solution to generate quotes online with ACE Enterprise, on an Intranet with ACE Desktop, and on a remote sales person's laptop with ACE Mobile. ACE Quoter transforms scattered sales data into your virtual corporate storage facility for all customer quotes and configurations. ACE Quoter manages any quote generated from ACE client products--ACE Enterprise (HTML), ACE Desktop (Java) and ACE Mobile (Java)--in a secure repository. The ACE Quoter has a built-in security mechanism that manages access through user and group privileges.

Administrative and development documentation is provided electronically and in hard copy format.

SYSTEM REQUIREMENTS:

Software:

OS - Sun Solaris, HP-UX, AIX, and NT 4.0 (with service pack) Java Runtime environment (JRE) 1.1.6 from Sun Microsystems

Hardware:

Pentium II 233 MHz CPU or greater

Sun Ultra SPARC

Sun E10000 in a Clustering Environment (3Com will help with certification)

Hewlett Packard NetServer

Other hardware platforms running JRE 1.1.6

Netscape 3.0 or Internet Explorer Browser 3.0 or greater to run administration applet console

HTTP Server Support:

Java Web Server from JavaSoft

Netscape Fast Track and Enterprise servers from Netscape with JRun (Netscape WebServer 3.6.1 included in a multi-processor and multi threaded configuration (3Com to assist in certification)

Internet Information Server from Microsoft with JRun

ACE STUDIO(TM)

ACE Studio is the premier graphical modeling environment for developing, deploying and managing configuration applications for the enterprise. It provides product experts with an easy-to-use integrated modeling environment (IME(TM)) for building and deploying configuration applications without doing any programming. The IME contains all of the modules necessary in any development environment for modeling, testing and debugging, and creating graphical user interfaces--all through a WYSIWYG interface.

Administrative and development documentation is provided electronically and in hard copy format.

SYSTEM REQUIREMENTS:

Intel Pentium II 233 MHz or faster
Microsoft Windows NT 4.0
64 MB RAM minimum recommended
300 MB available hard disk space
Microsoft IE 4.0 or higher (msjava.dll 5.0 or higher for ACE HTML Editor only)

LICENSED SERVERS
Description                                                Quantity Licensed
--------------------------------------------------------------------------------
ACE Enterprise, including Documentation

        Dual CPU                                           1

        Single CPU-Test and Development                    1

        Server Manager                                     0

 ACE Quoter, including Documentation

        Dual CPU                                           1

        ACE Connector                                      0

                                 LICENSED USERS

ACE Studio - Number of Licensed Users
        Including Documentation                           6

ACE Mobile - Number of Licensed Users
        Including Documentation                           0

NOTE: SELECTICA AGREES THAT ABOVE SOFTWARE LICENSES WILL SUPPORT 200 SIMULTANEOUS USERS WITH AN AVERAGE RESPONSE TIME OF NO MORE THAN FIVE (5) SECONDS FROM THE TIME AN HTML REQUEST IS RECEIVED BY THE SELECTICA ACE ENTERPRISE OR ACE QUOTER SERVER, UNTIL THE TIME THE RECEIVING ACE SERVER PRESENTS AN OUTGOING HTML PAGE TO THE WEB SERVER.

                                    EXHIBIT B

                          LICENSE AND MAINTENANCE FEES

1.      License Fee.  $[*]

Loan Market Resources (Customer) agrees to pay SELECTICA incorporated ([*]%) [*] percent of LPO-Online Net revenue until a total of $[*] has been paid to SELECTICA. After a total of $[*] has been paid to SELECTICA, Customer will pay SELECTICA ([*]%) [*] percent of LPO-Online Net Revenue. Customer will provide SELECTICA with access to Customer financial statements to verify revenue recognition. Payments will be made to SELECTICA on a quarterly basis.

The above revenue sharing provisions are subject to the following definitions. LPO-Online is defined as the loan marketing and processing system SELECTICA will construct for Customer, to be deployed within Customer owned Web site. LPO-Online will satisfy the specifications defined in the document entitled "LPO-Online Specifications" as provided by Customer to SELECTICA and incorporated into Exhibit C of this Agreement.. LPO-Online Net Revenue is defined as total revenues directly generated through the operation of LPO-Online, including brokerage fees, referral fees, usage fees or other revenues, less total expenses directly associated with acquiring loan applications entered to LPO-Online, including referral fees, sales commissions, and marketing expenses.

If Customer sells LPO-Online via either direct sale, or in the case of the merger or acquisition of Customer, SELECTICA's claim to revenue will survive and be assumed by the acquiring entity or Customer will pay SELECTICA ([*]%) [*] percent of the total proceeds from the sale, merger or acquisition.

SELECTICA will have no claim to Customer revenues other than LPO-Online Net Revenue as defined above. Moreover, SELECTICA will also have no claim to Customer assets other than LPO-Online as defined above.

SELECTICA agrees to develop a mutually agreed upon licensing arrangement which will allow Customer to license the work product defined in Exhibit "C" and defined as LPO-Online in this Agreement to third party companies who may wish to license and "private label" the LPO-Online application for their business purposes.

2.      License Fee Adjustment and License Fee Termination

Beginning on the second anniversary of the execution of this agreement, if the total revenue paid to SELECTICA is less than $[*] per quarter, SELECTICA will have the option to a) renegotiate the annual fee and/or service base for this agreement; b) renegotiate this Agreement to a standard software license and maintenance agreement, or c) terminate this agreement and discontinue support of the LPO-Online application.

3.      Maintenance Fee.

Subject to this Exhibit "B", Item 2, SELECTICA agrees to provide ongoing support services, training and maintenance as outlined in Section "3" of this Agreement as reasonably required. In

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

addition, SELECTICA will provide the mutually defined and agreed to professional services necessary to enhance the LPO-Online application on a periodic basis.

4. Future Purchases: During the initial thirty-six (36) month period following acceptance of this Agreement, SELECTICA agrees to discount additional software purchase requirements by [*]% from then-current published pricing. Payment guidelines for any such purchases will be mutually agreed-to at time of order.

5. Customer shall have the option to convert the current revenue sharing and payment plan to an "outright purchase" within a period of 150 days of the Effective Date, via payment of the $[*] license fee. In this case, both party's agree to negotiate ongoing annual Software maintenance and LPO-Online application support fees.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                    EXHIBIT C

                        ADDITIONAL SERVICES AND TRAINING
                         A LOANMARKET RESOURCES PRODUCT

                                    [GRAPHIC]


                       LPO-ONLINE IMPLEMENTATION PROPOSAL
                                  (VERSION 1.0)

                      PREPARED FOR LOANMARKET RESOURCES BY:

                                 SELECTICA, Inc.

                                    [GRAPHIC]
                         2890 Zanker Road, San Jose, CA
                                 (408) 570-9700
                                www.SELECTICA.com

          AN IMPLEMENTATION PROPOSAL FOR LOAN PRODUCTION OFFICE-ONLINE
                               BY: SELECTICA, INC.

PROJECT DESCRIPTION AND SCOPE

This proposal covers the scope of the engagement between LoanMarket Resources L.L.C. ("Customer") and SELECTICA, Inc. ("SELECTICA") targeted to create the LPO application, as specified in the "LPO-Online" document, consumer site description document, and administration site description document published at http://207.208.82.192, and the Customer specification attached to this Exhibit
C. SELECTICA intends to provide the ACE product set and consulting services necessary to develop this application. This document describes the breakdown of the functionality envisioned for this application in several packages (independently developed and integrated feature sets). SELECTICA intends to deploy fully usable packages in a phased manner and build the application incrementally. This will allow Customer to get the application to production early, garner user feedback and modify interfaces for maximum acceptances during the application development life cycle.

BACKGROUND

Loan Production Office-Online ("LPO-Online") will enable consumer loan originators, including mortgage bankers and brokers, finance companies, banks and credit unions to leverage the Internet and automate customer relationship development and management processes.

LPO-Online is an integrated front-office/back-office application: FRONT-OFFICE:
A Web-based store-front enabling loan originators to effectively merchandise their products and gather applications from consumers shopping on the Web. Loan officers operating in branch, phone center or decentralized environments can also use this storefront as a sales automation tool.

BACK-OFFICE: An application processing system which, upon receipt of an application, automatically procures a copy of the borrower's credit report, then matches the borrower's needs and qualifications against the originator's array of loan programs to identify the best loans available to the borrower.

LPO-ONLINE PACKAGES

LPO has 2 major users:

        - Borrowers who want to borrow and want to get the lowest rate available and optimize their portfolio

        - Loan Originators who provide programs to attract consumers and get the highest rate possible

Borrowers enter the LPO-Online site and "hunt" for a program that best suits their needs. They may be expert "borrowers" or need guidance in the selection process. Borrowers need to provide personal information (an application) that allows the system to find the "best match" between their needs, profile and loan program.

Loan Originators enter the LPO-Online site to provide information regarding their loan programs they want to offer. They use the site to maintain the loan programs, modifying them as necessary or adding new ones and deleting old ones.

The LPO-Online application packages are:

THE BORROWER PACKAGE

The Borrower Package contains the following modules:

        - Loan Advisor (What Do I Qualify For?) that guides borrowers through differing loan program and qualification choices.

        - Loan Application (including express application) that incrementally builds up the borrower information necessary to match a loan program and the consumer's ability to secure it. The Loan application will also allow an express application entry as envisioned in LOP-Online.

        - Loan What-ifs that allow borrowers to specify thresholds and determine loan programs that best meet the requirements

        - Loan Portfolio Manager that automates the process of creating strategies for borrowers.

THE LOAN ORIGINATOR PACKAGE

The Loan Originator Package contains the Loan Program Definition module that allows lenders to input loan program characteristics such as product features, underwriting guidelines, credit limit, pricing and loan valuation.

LPO-Online Phases

SELECTICA envisions that LPO is developed in phases to successively build and cover the feature set for the Consumer and Loan Originator packages.

PHASE-1

        -   Borrower Loan Advisor

        -   Borrower Loan Application (with Save & Restore)

        -   Manual Loan Originator Loan Program Entry

PHASE-2

        -   Borrower Loan What-ifs

        -   Loan Originator Program definition (with Save & Restore)

PHASE-3

        -   Borrower Loan Portfolio Manager

        -   Loan Originator Reports & Analysis

FACTORS AFFECTING DEVELOPMENT
ASSUMPTIONS, CONSTRAINTS, AND DEPENDENCIES

The purpose of this section is to document internal and external factors that will affect the project plan and its execution. Proper steps will be taken to ensure that all assumptions are fulfilled, dependencies taken care of, and that expectations are properly set that take into account the project's constraints.

                                   ASSUMPTIONS

SELECTICA assumes that Customer will be available to assist with all the product knowledge required to deliver the scope of work defined in this document. SELECTICA will provide access to the software components produced by SELECTICA required during the engagement. SELECTICA also assumes that Customer will provide any other hardware or software required to successfully execute this project. SELECTICA also assumes that Customer will make available all related documentation and any associated resources, throughout the course of this engagement, and that Customer management will provide timely decisions, essential for the completion of the deliverables on time.

Software may include but is not limited to:

        -   ACE Enterprise, ACE Quoter, ACE Enterprise Manager software

        -   HTTP server (e.g. IIS)

        -   Servlet engine (e.g. JRUN)

        -   Oracle 7.3.4 or higher

Hardware (for development) may include but is not limited to:

        - 3 servers to host the http server, the ACE Enterprise server and the database server respectively

        - Server's hardware specification is based on the anticipated production environment

SELECTICA also assumes that Customer will provide resources for the creative design, navigation and flow and content of the LPO-Online application HTML pages. SELECTICA will assist in the review and adaptation of these HTML templates to the LPO-Online knowledge base and engine.

                                   CONSTRAINTS

The functionality mentioned in the deliverables will have to either work within or work around the limitations of the environment. These include browser capabilities, product capabilities, interface capabilities etc. SELECTICA will test the LPO-Online on Netscape and Internet Explorer 4.x JavaScript 1.2 compliant browsers on Windows NT, 95 platforms.

                                  DEPENDENCIES

In order for the development process to be successful, SELECTICA personnel will work closely with Customer personnel at appropriate times. Logistically, most of the development work is envisioned at SELECTICA premises. Other tasks such as, but not limited to, project management, information gathering, application and navigation flow design and reviews may be conducted at Customer premises as necessary. The completed project will be deployed at Customer's hosting facility or SELECTICA's Internet Data Center in San Jose.

CHANGE CONTROL PROCEDURES

Final design or user-interface changes, if any, will need to be made early in the project. In order to meet the achieved delivery date of this project, we do not expect any scope changes during the engagement. If there is a valid business need for a scope change, then a written change request will be required. Change requirements will be considered outside the scope of this project/proposal and will be reviewed during or after the project has been completed.

PROPOSAL

DELIVERABLE

The deliverables from this engagement are as follows (for each Phase):

        -   Borrower and Loan Originator knowledge base

        -   HTML based front end, tagged to integrate with the knowledge base

        -   Quote server database

The entire deliverable will be packaged into an application enabled through Customer's site.

APPLICATION DEVELOPMENT SERVICES

SELECTICA will provide the implementation services to create the Customer Borrower and Loan Originator knowledge base, tag the application HTML templates, and test and deploy the application. SELECTICA envisions a 15-20 person-days effort to help Customer create the detailed requirements and functional specification for LPO-Online. This includes reviewing the demo application provided by Customer, determining the rules and constraints within each attribute of the borrower profile, loan application and loan program, as well as the complete navigation and flow of the user interface. SELECTICA expects that Customer and its creative content team are present, available and participating in this specification process. SELECTICA also expects that this team reviews and approves the specification and schedule before actual design and implementation start. This will help better estimate the time required to design, implement, test and deploy the application. It is anticipated that a detailed schedule will be available at the end of the Functional Specification activity.

EFFORT ESTIMATE

A rough estimate of the effort in person-days for this engagement is as follows:

PHASE-0        FUNCTIONAL SPECIFICATION AND DETAILED REQUIREMENTS
               (FOR PHASE-1, 2)

               Business Analyst/Project Management                    20

PHASE 1        BORROWER'S INTERFACE

               Engineering                                            80
               Deployment                                             10

               Project Management                                     40

PHASE 2        LOAN ORIGINATOR'S INTERFACE

               Engineering                                            60
               Deployment                                             10
               Project Management                                     30

PHASE 3        ANALYSIS & REPORTS (PORTFOLIO MANAGER, LENDER REPORTS)

               Engineering                                            60
               Deployment                                             10
               Project Management                                     20
               Business Analyst (Functional Specification)            10
               ---------------------------------------------------------
               TOTAL IMPLEMENTATION SERVICES                         230
               PROJECT MANAGEMENT/BUSINESS ANALYSIS                  120

FEES

Based on the discussions with Customer, SELECTICA can begin this engagement subject to the License Fees as outlined in Exhibit "B" of this Agreement.. SELECTICA's normal billing rates are $[*]/hr for project management and business analysis and $[*]/hr for engineering implementation services on a time and material basis. SELECTICA also bills for reasonable costs and other out of pocket expenses incurred in connection with travel separately as incurred. Such reasonable and customary expenses will be submitted on a timely basis to Customer, and will be included in the total License Fee of $[*].

This time, scope and fees estimate parallels the assumptions made herein and may change (higher or lower) depending on a number of factors including, but not limited to the final scope of project, modifications requested by Customer management, and unforeseen problems with proposed plan and additional discovery. However, any changes and/or modifications to the agreed upon scope of this project will be documented and approved by Customer's project and business leadership prior to commencing on any additional work. Additional effort beyond the original scope will be included in the License Fee at SELECTICA's on-going consulting rates.

MILESTONES

A high-level suggested milestones summary for the engagement is:

        Month-1       Funding & SELECTICA proposal approval
                      PHASE-0: SPECIFICATION & REQUIREMENTS ANALYSIS Project schedule
                      Application navigation

        Month-2       Phase-1 pilot review

        Month-3       PHASE-1 DEPLOY

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

        Month-4       Phase-2 pilot review
                      Phase-3 Functional Specification

        Month-5       PHASE-2 DEPLOY
                      Phase-3 pilot review

        Month-6       PHASE-3 DEPLOY

PROJECT RESPONSIBILITIES AND RESOURCES PROFILE

SELECTICA anticipates 1 project manager, 1 business analyst and 3-4 consulting engineers and database analyst for the duration of the project. Should the expected staffing profile change during the course of implementation, SELECTICA will inform Customer to justify and seek approval for additional resources required.

SELECTICA's project manager will be responsible for the overall SELECTICA deliverable management. Additionally, the project manager will be responsible for project documentation such as (but not limited to) specifications, designs, plans, scope, and schematics. The project manager will create and maintain the project plan, and communicate project status and plan variances to affected and interested parties. The project manager will coordinate with Customer's management and project team members. The project manager will arrange and seek reviews and approvals as scheduled and defined in the project plan. The project manager will also be responsible for dissemination of all information, status and call reports, change management and conducting quality audits. The business analyst will be responsible for all functional specifications and requirements analysis documents.

SELECTICA's other team members will be responsible for design, implementation and testing of the LPO-Online and related database and knowledge-base, user interface and site integration and deployment activities.

CUSTOMER RESPONSIBILITIES & DELIVERABLES

Customer is responsible for the final deployment success of the configuration application to its user community. SELECTICA can best assist in this endeavor by providing the appropriate personnel to provide timely information, review and testing of LPO-Online. In particular:

        - Appoint an Customer project manager for this engagement. The project manager will be the central point of contact for SELECTICA for all product, schedule and resource-related issues, reviews, and decision making. The project manager is also responsible to provide access to and time with personnel with critical product and selling knowledge.

        - Participate in the functional specification and requirements analysis and provide timely review and approval.

        - Assemble a user team to review all designs and flows for LPO-Online. The users are in the best position to evaluate what works for them. This team would be responsible for timely reviews and acceptances of all deliverables.

        - Provide graphic and web designers to create the HTML templates for LPO-Online. SELECTICA expects to work closely with this team during this process to ensure that the application being developed and the flow meets SELECTICA's requirements and adheres to the standards and best practices encouraged for SELECTICA's deployments. Customer's responsibilities in the design and development include:

                -   Develop the HTML templates for the application.

                - Develop any copy, help-text and help-system and any graphic elements.

        - Provide a test team to create functional and acceptance test plans, test scenarios and then perform acceptance and final testing.

TERMS AND CONDITIONS

This proposal assumes acceptance of SELECTICA Inc. "Consulting Services: General Terms and Conditions" as provided in this Exhibit C..

        SELECTICA INC. CONSULTING SERVICES: GENERAL TERMS AND CONDITIONS

--------------------------------------------------------------------------------


1. The services that SELECTICA will perform for LOANMARKET RESOURCES, the Client (the "Services") are described on the attached Statement of Work and Authorization, and in any further Work Authorizations entered into by SELECTICA and Client referencing this Work Authorization.

2. Per Exhibit "B" of this Agreement, Client will pay SELECTICA for Services actually rendered at the Billing Rate stated in the applicable Work Authorization, and for all actual and reasonable travel, lodging and other out-of-pocket expenses incurred in the course of performing the Services. Expenses will be incurred and documented in accordance with SELECTICA's standard policies, which will be reviewed with Client at Client's request and, if appropriate, modified at the request of Client to conform to Client's standard expense policies. SELECTICA shall submit invoices identifying the Work Authorization, the Services provided, applicable Billing Rate(s) and expenses. Any taxes incurred in connection with Services (other than taxes imposed on SELECTICA's earnings generally or referred to in Section 3 below) will be billed to, and paid by Client in addition to Project Fees and Expenses. Payment is due within thirty (30) days of the invoice date. SELECTICA may suspend work and withhold Deliverables in the event a properly submitted and valid invoice is not paid within thirty days of notice of nonpayment, and may charge interest at a rate of one percent per month on any outstanding balance more than forty-five days overdue.


3. SELECTICA is an independent contractor, and no Work Authorization shall be construed to create an employment relationship between the parties, whether for tax or any other purpose. Neither party shall have the right to bind the other to any agreement with a third party or to incur any obligation or liability on behalf of the other party. SELECTICA and its personnel shall not be considered employees of Client. SELECTICA will, during the term of this Agreement, maintain at SELECTICA's expense all necessary insurance for its personnel, including but not limited to worker's compensation, disability, unemployment insurance, and general liability insurance. SELECTICA will provide client with certification of insurance upon request. SELECTICA will be responsible for employment taxes, worker's compensation, disability, or unemployment compensation insurance, premiums or claims levied upon or attributable to the services rendered by SELECTICA, and SELECTICA's personnel, including but not limited to, all state and federal FICA, worker's compensation, disability, unemployment, withholding taxes, premiums and claims.

4. Subject only to payment of applicable Project fees, expenses and taxes, Client is granted an irrevocable, unlimited, world wide, freely transferable right and license to install, reproduce, use, modify, create derivative works of any software corrections, scripts, triggers, other modifications or enhancements, technical documentation, reports, analysis or other deliverables to be developed or prepared by SELECTICA and provided to Client as part of the Services ("Deliverables").

5. SELECTICA warrants that the Services will be performed as described in the Work Authorization by appropriately trained and qualified personnel using reasonable skill and diligence; provided, however, that (i) SELECTICA shall have received written notice of the work that Client claims does not conform to the foregoing warranty within thirty days of the date on which the work was completed, and (ii) Client's sole remedy and SELECTICA's sole obligation in the event of a breach of the foregoing warranty shall be to either re-perform the nonconforming work or to refund the Project Fees and Expenses incurred by the Client for the nonconforming work. EXCEPT FOR THE FOREGOING SENTENCE, SELECTICA DOES NOT MAKE ANY GUARANTY, WARRANTY OR REPRESENTATION, EXPRESSED OR IMPLIED (INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO QUALITY, PERFORMANCE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT).

6. SELECTICA shall defend any claim, suit or proceeding, and pay any settlement amounts or damages awarded by a court of final jurisdiction, against Client arising out of claims by third parties that a Deliverable infringes any copyright, patent, trade secret or other intellectual property right. The foregoing indemnification obligation (i) shall only apply to a Deliverable for which client has paid all applicable fees; and (ii) shall not apply to any claim of infringement based on any modification of the Deliverable or the combination, operation or use of the Deliverable with materials not supplied by SELECTICA. In the event of a claim of infringement, SELECTICA shall have the option, at its expense (i) to procure for Client the right to continue using the infringing Deliverable, (ii) to replace such Deliverable with a non-infringing product substantially similar in features and functionality, (iii) to modify such Deliverable to make it non-infringing without materially affecting features or functionality, or (iv) to grant to Client a refund of the fees for such Deliverable in exchange for its return and the termination of the license to it. This section constitutes the entire and exclusive obligation of SELECTICA with respect to any infringement of any intellectual property right.

7. As a condition to the foregoing, the Client must (i) promptly notify SELECTICA in writing of the claim, suit or proceeding for which indemnification is sought, (ii) permit SELECTICA to have sole control, and (iii) reasonably cooperate with SELECTICA in the defense or settlement of the claim, suit or proceeding.


8. NEITHER PARTY SHALL BE LIABLE FOR (I) SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL, TORT OR COVER DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES RESULTING FROM LOSS OF PROFITS, DATA, BUSINESS OR GOODWILL, WHETHER OR NOT ADVISED OR AWARE OF THE POSSIBILITY OF SUCH DAMAGES, (II) ANY CLAIM THAT AROSE MORE THAN THREE YEARS PRIOR TO THE INSTITUTION OF SUIT THEREON, OR
    (III) MONETARY DAMAGES IN EXCESS OF THE FEES AND EXPENSES PAID BY CLIENT UNDER THE WORK AUTHORIZATION OR AUTHORIZATIONS THAT DIRECTLY RELATE TO THE CLAIM OR CLAIMS OUT OF WHICH THE DAMAGES HAVE ARISEN. The amount of any monetary damages to which SELECTICA may be entitled is in addition to, and not in lieu of, the fees, expenses and other amounts due SELECTICA from Client. The limitation on the amount of monetary damages shall not apply to the indemnification obligations set forth in Section 6 above.

9. Either party may terminate a Work Authorization at any time on fifteen (15) days prior written notice; provided that upon termination Client shall pay SELECTICA for Services, work-in-progress and expenses incurred prior to the effective date of termination. Upon the termination of a Work Authorization, the parties shall return any Confidential Information received in tangible form, and SELECTICA shall deliver to Client all documents and other materials received from Client in the course of providing Services under the Work Authorization and, to the extent paid for by Client, copies of all Deliverables or portions of Deliverables prepared pursuant to the Work Authorization. The General Terms and Conditions shall survive the termination of any Work Authorization.

10. The Services have been specially ordered and commissioned by Customer as a "Work Made for Hire" and the Deliverables may be incorporated in existing Customer works as a compilation or collective work. The parties agree that all copyrights in the Deliverables shall be owned by Customer. However, the parties acknowledge that certain intellectual property of SELECTICA, including copyrights and trademarks, which existed prior to the Agreement and prior to the Services ("Pre-Existing Assets") may be incorporated in the Deliverables, and SELECTICA shall own and retain all Pre-Existing Assets in such elements of the Deliverables. The parties acknowledge that the intellectual property rights in and to the Software referenced in the License Agreement shall be Pre-Existing Assets. Subject only to payment of applicable Project fees, expenses and taxes, Customer is granted an irrevocable, unlimited (subject to the provisions of Exhibit A to the License Agreement), world wide, royalty free, non-exclusive, freely transferable right and license to use the Pre-Existing Assets only in conjunction with the Deliverables. No other rights in or to the Pre-Existing Assets, including but not limited to any right to use them independently of the Deliverables, are granted or implied. Subject to the foregoing provisions of this

    Section 4 of this Exhibit C, SELECTICA hereby assigns to Customer, its successors and assigns, all rights, title and interest in and to the Deliverables including, without limitation the following: (i) any U.S. copyrights that SELECTICA may acquire in the Deliverables and all copyrights and equivalent rights in the Deliverables throughout the world; and (ii) all rights in and title to any inventions, ideas, designs, concepts, techniques, discoveries, or improvements, whether or not patentable, which are first developed in the course of SELECTICA's creation of the Deliverables, including but not limited to all trade secrets, utility and design patent rights; and (iii) any documents, magnetically or optically encoded media, or other materials created by SELECTICA under this Agreement. Subject to the provisions of this Section 10, SELECTICA shall execute and deliver such instruments and take such other action as may be requested by Customer to perfect or protect Customer's rights in the Deliverables and to carry out the assignments contemplated above.

11. General Terms and Conditions and the applicable Work Authorization constitute the entire agreement between the parties and supersede all previous negotiations, agreements, and other communications, whether oral or written, relating to the subject matter of this Agreement. Any variance from or addition to the terms of this agreement contained in any purchase order or other written notification will be of no effect. This agreement may not be assigned by either party without the prior written consent of the other, except for assignments to affiliated entities, may be modified in any way except in writing signed by both parties and shall be governed by California law. The invalidity or unenforceability of one or more provisions of this agreement shall not affect the validity or enforceability of any of the other provisions and this agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                                    Exhibit D

                       CALL PROCESS AND ESCALATION MATRIX

-------------------------------------------------------------------------------------------------
 Severity Criteria      Response Time      Acting Party       Notify Field       Engineering
                                                              Management,      Notified (Field
                                                               Technical       Account Engineer
                                                             Support Manager      on Site if
                                                                                  necessary)
-------------------------------------------------------------------------------------------------
1.  Down system,      one (1) hour       Field Account      after six (6)      after
100% of users                            Engineer/Support   hours              forty-eight (48)
affected                                 Engineer                              hours
-------------------------------------------------------------------------------------------------
2.  System up,        one (1) hour       Field Account      after              after
critical features                        Engineer/Support   twenty-four (24)   seventy-two (72)
(backup, login,                          Engineer           hours              hours
checkin, search)
inoperable, NO
WORKAROUND
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                      four (4) hour      Field Account      after 24 hours     after 1 week
3.  System up,        response time      Engineer/Support
critical features                        Engineer
inoperable,
WORKAROUND
-------------------------------------------------------------------------------------------------
4. Non-Critical       four (4) hour      Field Account      See call process   See call process
feature inoperable    response time      Engineer/Support
                                         Engineer
-------------------------------------------------------------------------------------------------
5. User question;     four (4) hour      Field Account      See call process   See call process
enhancement           response time      Engineer/Support
                                         Engineer
-------------------------------------------------------------------------------------------------

                                  CALL PROCESS

-------------------------------------------------------------------------------------------------
     PROCESS STEPS            RESPONSE TIME            ACTING PARTY            NEXT ACTION
-------------------------------------------------------------------------------------------------
Initial Call              Best Effort (4 hours)   Field Account           Severity evaluation
                                                  Engineer/Support        (See severity
                                                  Engineer                criteria)
-------------------------------------------------------------------------------------------------
Severity Evaluation       1 hour                  Field Account           If 1, 2 or 3 see
                                                  Engineer/Support        ESCALATION MATRIX.
                                                  Engineer                If 4 or 5, see
                                                                          PROBLEM
                                                                          DETERMINATION.
-------------------------------------------------------------------------------------------------
PROBLEM DETERMINATION     2-4 weeks               Field Account           Field, Technical
                                                  Engineer/Support        Support Manager
                                                  Engineer                notified
-------------------------------------------------------------------------------------------------
Plan for resolution, or   Dependent upon problem  Field Account
schedule to fix                                   Engineer, Technical
                                                  Support Manager,
                                                  Support Engineer
-------------------------------------------------------------------------------------------------

                                                                              32